Exhibit 1.01

Conflict Minerals Report of Ambarella, Inc.

in Accordance with Rule 13p-1 under the Securities Exchange Act of 1934

This is the Conflict Minerals Report for Ambarella, Inc. (“Ambarella”, “we”, “us”, “our”, or the “Company”), filed with the Securities Exchange Commission (SEC) in accordance with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934 (the “1934 Act”) for calendar year 2020. The Rule was adopted by the SEC to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. “Conflict minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (3TG) for the purposes of this assessment.

The statements below are based on the activities performed to date in good faith by the Company and information available at the time of this filing.

1.	Company Overview; Covered Products

Ambarella was incorporated in the Cayman Islands in 2004. We design, market and sell low-power system-on-chips (SoCs) offering high-resolution video compression, advanced image processing and computer vision functionality. Ambarella’s SoC solutions are used in a variety of human and computer vision applications, including video security cameras, automotive cameras, cameras and sensors in industrial and robotic applications, wearable cameras, and drone cameras. We sell our SoC solutions to original equipment manufacturers (OEMs) of camera devices as well as to design manufacturers (ODMs) and other suppliers that support OEMs.

During the 2020 calendar year, we sub-contracted to manufacture our SoC products containing 3TG minerals and the use of these minerals is necessary to the functionality or production of our SoC products.

2.	Supply Chain Overview

We operate our business based on a fabless semiconductor model. Accordingly, we rely on third parties, primarily located in Asia, for substantially all of our manufacturing operations, including wafer fabrication, assembly and testing of our SoC products. There are multiple tiers between our company and the mines that produce conflict minerals used in our products. Accordingly, we rely on our direct suppliers to provide information on the origin of the conflict minerals that are included in our products. All of our suppliers of conflict minerals have adopted a conflict minerals policy and due diligence framework based on the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.

3.	Due Diligence Program

Our due diligence processes and efforts have been developed in conjunction with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for 3TG minerals. We designed our due diligence process to conform in all material respects with these guidelines. Our due diligence measures include:

•	Identification of the components in Ambarella products that contain conflict minerals, and the suppliers through which those components are sourced.

•

Conducting a supply-chain survey with direct suppliers of materials containing conflict minerals using the using the standard Conflict Minerals Reporting Template (CMRT) from the Responsible Minerals Initiative (RMI).

•	Communicating with any direct suppliers that did not timely respond to surveys or provide complete responses.

•

Comparing the smelters and refiners identified in the supply-chain survey against the list of smelter facilities which have been identified as compliant with RMI’s Responsible Minerals Assurance Protocol.

Our conflict minerals project team responsible for conducting the due diligence is comprised of employees in our operations department, which is responsible for selecting and retaining relationships with our third-party vendors. Our due diligence process is overseen by executives from our operations and legal functions.

We have retained all relevant documentation from our reasonable due diligence measures to ensure the retention of relevant documentation.

4.	Reasonable Country of Origin Inquiry (RCOI) and RCOI Results

We conducted a survey of our active suppliers using a template from the Responsible Minerals Initiative (RMI), known as the Conflict Minerals Reporting Template. The template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free sourcing policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of conflict minerals included in their products, as well as due diligence undertaken by the supplier. We believe this template is widely used by companies in our industry for the purpose of conducting due diligence related to conflict minerals.

During the process of our review, we identified our direct suppliers who fell within the scope of our RCOI. We sent the Conflict Minerals Reporting Template to these direct suppliers and received responses from each of them. Each of our direct suppliers indicated that they had received` data or information about the origin of 3TG minerals from all of their suppliers. Each of our direct suppliers also indicated that they reported all of the applicable smelter and refinery information in their response to our inquiry.

Based on our due diligence activities, our suppliers identified a total of 99 smelters and refiners from which 3TG minerals may have been sourced. All of our suppliers indicated that they do source some 3TG minerals from covered countries. All of the smelters and refiners identified by our suppliers as sourcing from covered countries have been certified as compliant with the Responsible Minerals Assurance Protocol (RMAP).

5.	Audit of Supply Chain Due Diligence

As noted above, as a fabless semiconductor company we do not have a direct relationship with 3TG smelters and refiners, and we did not perform direct audits of the entities in our supply chain. As a downstream purchaser of materials and components that contain conflict minerals, our due diligence measures cannot provide absolute assurance regarding the source and chain of custody of the conflict minerals in our Covered Products. However, we do rely upon industry third-party audit programs such as RMI’s Responsible Minerals Assurance Protocol (RMAP).

6.	Facilities Used to Process Conflict Materials

Based on our due diligence process and the information received from our suppliers, the following facilities were identified by our suppliers as the smelters and refiners of the 3TG minerals present in and necessary to the functionality of our products manufactured in the calendar year ended December 31, 2020. This list if presented in good faith based upon the information we have to date.

METAL	NAME OF SMELTER OR REFINERY	LOCATION	CID #
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211

Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456

Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163

Tantalum	NPM Silmet AS	ESTONIA	CID001200

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769

Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869

Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504

Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505

Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547

Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548

Tantalum	H.C. Starck Ltd.	JAPAN	CID002549

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557

Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228

Tin	Alpha	UNITED STATES OF AMERICA	CID000292

Tin	Dowa	JAPAN	CID000402

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438

Tin	Fenix Metals	POLAND	CID000468

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555

Tin	China Tin Group Co., Ltd.	CHINA	CID001070

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142

Tin	Mineracao Taboca S.A.	BRAZIL	CID001173

Tin	Minsur	PERU	CID001182

Tin	Mitsubishi Materials Corporation	JAPAN	CID001191

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314

Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337

Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399

Tin	PT Mitra Stania Prima	INDONESIA	CID001453

Tin	PT Prima Timah Utama	INDONESIA	CID001458

Tin	PT Refined Bangka Tin	INDONESIA	CID001460

Tin	PT Timah Tbk Kundur	INDONESIA	CID001477

Tin	PT Timah Tbk Mentok	INDONESIA	CID001482

Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539

Tin	Soft Metais Ltda.	BRAZIL	CID001758

Tin	Thaisarco	THAILAND	CID001898

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908

Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158

Tin	Yunnan Tin Company Limited	CHINA	CID002180

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468

Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517

Tin	PT Rajehan Ariq	INDONESIA	CID002593

Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706

Tin	Metallo Belgium N.V.	BELGIUM	CID002773

Tin	Metallo Spain S.L.U.	SPAIN	CID002774

Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834

Tin	PT Menara Cipta Mulia	INDONESIA	CID002835

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116

Tungsten	A.L.M.T. Corp.	JAPAN	CID000004

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769

Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875

Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513

Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541

Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542

Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	CID002543

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551

Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843

Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152

Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153

Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875